Exhibit 10.01

EXECUTION COPY

One Bio, Corp.
19950 W Country Club Dr.
Suite 100
Aventura FL 33180

July 8, 2011

UTA Capital LLC
YZT Management LLC
c/o Mr. Udi Toledano, Managing Member
100 Executive Drive, Suite 330
West Orange, NJ 07052

Gal Dymant
Flat B, 21/F
Tower 1, Estoril Court
55 Garden Road
Hong Kong, HK

Alan Fournier
11 Spring Hollow Road
Far Hills, New Jersey 07931

Ladies and Gentlemen:

This letter confirms the mutual understanding of One Bio, Corp. (the “Company”) and UTA Capital, LLC, Gal Dymant and Alan Fournier (collectively, the “Purchasers”) as set forth below. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Notes (as defined below).

1.           Principal Reduction Payment.  On or before July 29, 2011, the Company shall make a principal reduction payment to the Purchasers in respect of the loan evidenced by an aggregate of $2,900,000 of Promissory Notes executed by the Company and each of the Purchasers on August 12, 2010 and as amended, modified and extended through and as of the date hereof (each, a “Note” and, collectively, the “Notes”) in the aggregate amount of $348,000 (the “Principal Reduction Payment”), with the amount of the Principal Reduction Payment to be allocated among the Purchasers in accordance with Schedule 1 attached hereto.  After giving effect to the payment of the Principal Reduction Payment, the outstanding principal amount of the Notes shall be reduced by $348,000 to $2,552,000 (the “Outstanding Principal Amount”).

2.           Further Extension and Modification of the Notes.  The Maturity Date of the Notes is hereby further extended to December 1, 2011 (the “Extended Maturity Date”).  In addition, the Company and each of the undersigned Purchasers hereby agrees that from and after June 1, 2011, interest shall continue to accrue under the Notes at an Interest Rate of eight percent (8%) per annum.  Interest from and after the date of this letter agreement shall be payable by the Company to the Purchasers on a monthly basis on the first business day of each month that the Notes remain outstanding commencing on August 1, 2011.

3.           Conversion of Premium Payment.  Notwithstanding the terms and conditions of any prior agreements between the Purchasers and the Company to the contrary, the Company and Purchasers acknowledge and agree that the $580,000 Premium Payment under the Notes shall be converted to 216,000 shares of the Company’s common stock (“Conversion Shares”).  The Conversion Shares shall consist of 150,000 shares of common stock previously issued to the Purchasers on or about January 31, 2011, 58,000 shares of common stock previously issued to the Purchasers on or about April 2, 2011, and 8,000 shares of common stock (the “New Shares”) to be issued pursuant to this paragraph 3 concurrently with the execution and delivery of this letter agreement by the parties hereto. The amount of the Premium Payment being converted and the New Shares to be issued shall be allocated among the Purchasers in accordance with Schedule 1 attached hereto.

4.           Warrants.  The following warrants previously issued by the Company to the Purchasers that are a party to this letter agreement or subject to future issuance by the Company to the Purchasers that are a party to this letter agreement are hereby cancelled, null and void:

(a)           Warrants to purchase an aggregate of 90,000 shares of common stock issued to the Purchasers on or about April 1, 2011;

(b)           Warrants to purchase an aggregate of 58,000 shares of common stock issued to the Purchasers on or about January 1, 2011; and

(c)           Warrants to purchase an aggregate of 98,733 shares of common stock subject to future issuance to the Purchasers.

5.           Surrender of Previously Issued Shares.  In consideration of the issuance of the Conversion Shares, including the New Shares and the Principal Reduction Payment, concurrent with the execution and delivery of this letter agreement by the Purchasers, the Company’s obligation to issue an aggregate of 58,000 shares of common stock to the Purchasers on or about May 2, 2011 (the “Forfeited Shares”) is hereby terminated and the Purchasers hereby surrender, waive and forefeit all rights, title and interest in the Forfeited Shares.

6.           Waiver of Default.  In consideration of the foregoing agreements and covenants of the Company and the Purchasers set forth in this letter agreement, the Purchasers hereby waive any event of default by the Company under the Notes arising solely from the nonpayment of the principal amount of the Notes at the June 1, 2011 Maturity Date.

7.           Fees and Expenses.  The Company shall promptly reimburse Purchasers for all of Purchasers’ legal fees and other out-of-pocket expenses incurred in connection with the preparation and negotiation of this letter agreement.   The Company concurrently with the execution of this Agreement is advancing $20,000 to Purchasers’ counsel as a full reimbursement of such legal expenses and all prior accrued and unpaid legal expenses and $10,000 to Gal Dymant, or his assignee designated in writing to the Company, to cover his expenses to conduct an on-site due diligence visit at the Company on behalf of the Purchasers, and the extension of the Extended Maturity Date contemplated by this letter agreement shall be ineffective if such payments are not received within five days of the execution and delivery of this letter agreement.

8.           Enforceability.  Except as specifically modified herein, all prior written agreements between the Company and the Purchasers remain in full force and effect.

9.           Amendment and Waiver.  No term, covenant, agreement or condition of this letter agreement may be amended unless in a writing and executed by all of the parties hereto affected thereby.  No waiver of any term, covenant, agreement or condition of this letter agreement by a party shall be effective unless in writing executed by the waiving party.

10.           Successors and Assigns.  This letter agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, and shall be subject to the terms and conditions of any prior written agreements between the parties.

11.           Counterparts.  This letter agreement may be executed by one or more of the parties to this letter agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

12.           Severability.  In case any one or more of the provisions contained in this letter agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

13.           Conflict with Existing Loan Documents.  Notwithstanding any provision to the contrary contained in this letter agreement or any other written agreement between the parties, if any of the provisions of any other written agreement between the parties conflict with or are inconsistent with the provisions of this letter agreement, this letter agreement shall control and govern.

14.           Captions.  The captions and headings of this letter agreement are for convenience of reference only and shall not affect the interpretation of this letter agreement.

15.           Governing Law.  WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN COMPANY AND THE PURCHASERS THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.           Loan Extension Agreement.  It is the intention and understanding of the parties hereto that this letter agreement shall act as an extension of the loan evidenced by the Notes and that this letter agreement shall not act as a novation of such loan.

17.           Effective Date.  This letter agreement shall become effective and its terms and conditions shall become enforceable by or against the parties hereto upon the Purchasers’ written confirmation of the satisfactory completion of their on-site due diligence visit at the Company.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ONE BIO, CORP.

By:	/s/Marius Silvasan
Name : Marius Silvasan
Title : CEO
Address: 8525 NW 53rd Terr., Suite C101
Doral, Fl 33166
Attention: Chief Executive Officer

PURCHASERS:

UTA CAPITAL LLC,
a Delaware limited liability company

By: YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name: Udi Toledano
Title: Managing Member
Address: 100 Executive Drive, Suite 330
West Orange, NJ 07052

PURCHASERS CONT’D:

GAL DYMANT

By:	/s/ Gal Dymant
Gal Dymant

Address: Flat B, 21/F
Tower 1, Estoril Court
55 Garden Road
Hong Kong, HK

ALAN FOURNIER

By:	/s/ Alan Fournier
Alan Fournier

Address: 11 Spring Hollow Road
Far Hills, New Jersey 07931

Schedule 1

Purchasers	Percentage of Principal Reduction Payment	Number of New Shares
UTA Capital LLC	68.965%	5,517
Gal Dymant	12.069%	966
Alan Fournier	18.966%	1,517
Total	100%	8,000